    Exhibit 99.1
QT Imaging Announces Uplisting to Nasdaq
Novato, Calif. – January 27, 2026 – QT Imaging Holdings, Inc. (OTCQB: QTIH) (“QT Imaging” or the “Company”), a medical device company dedicated to transforming breast health management through innovative, radiation-free imaging technology, today announced that it has received approval to uplist its common stock from the OTCQB Venture Market to the Nasdaq Capital Market. The Company’s shares are expected to commence trading on Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “QTI” tomorrow Wednesday, January 28, 2026.
“We are very pleased to have received approval to reestablish our listing on the Nasdaq Capital Market,” said QT Imaging Chief Executive Officer Dr. Raluca Dinu. “This milestone represents relentless work to turn the company around, rebuild its business model, its balance sheet, cap table, rebuild the trust, and refocus on what truly matters. Our team pushed through uncertainty with discipline, resilience, and belief, supported every step of the way by stockholders who stayed with us. We returned to Nasdaq after less than one year of being delisted.
“QT Imaging exists for a simple and deeply personal reason. Women deserve better options for breast imaging, earlier answers, and care that puts their safety and dignity first. Everything we have done has been in service of bringing this technology out of the lab and into the hands of clinicians and the women they serve. As a stronger company with a clear mission, we believe a Nasdaq listing increases our visibility, expands our stockholder base, and supports long term value creation. We are proud of how far we have come and energized by what lies ahead.”
QT Imaging met all Nasdaq Capital Market listing requirements, including financial, corporate governance, and regulatory criteria. The uplisting aligns with the Company’s long-term strategic vision of expanding its global footprint and advancing the Company into the future of technological advances.
QT Imaging remains committed to delivering sustained value to its shareholders through innovation, operational excellence, and disciplined growth. Investors can look forward to further updates as the Company embarks on this exciting new chapter.
About QT Imaging Holdings, Inc.
QT Imaging Holdings, Inc. is a public medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the uplisting to the Nasdaq Capital Market, plans for QT Imaging, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the Company’s ability to uplist to the Nasdaq Capital Market, including meeting the initial and continuous listing requirements; research results from the use of the QTI Breast Acoustic CT scanner, clinical studies, the ability of QT Imaging to sell and deploy the QTI Breast Acoustic CT scanner, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging Holding’s filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.
For media inquiries, please contact:
Stephen Kilmer
Head of Investor Relations
Stephen.Kilmer@qtimaging.com
Direct: (646) 274-3580